SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

================================================================================

                                   FORM 8-K/A

================================================================================



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 29, 1997

                       INTEGRATED LIVING COMMUNITIES, INC.
================================================================================

             (Exact name of registrant as specified in its charter)


         Delaware                     000-2163                52-01967027
         --------                     --------                -----------
(State or other jurisdiction of      (Commission              (IRS Employer
incorporation)                       File Number)            Identification No.)

24850 Old 41 Road, Suite 10, Bonita Springs, FL              34135
-----------------------------------------------              -----
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (941) 947-7200
                                                           --------------
                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On January 29, 1997, Integrated Living Communities purchased four facilities consisting of 198 beds in Virginia. The facilities are located in Portsmouth, Norfolk, Virginia Beach, and Gloucester Virginia. Three of the four facilities were organized as limited partnerships with the Bullock corporation as the general partner. The fourth facility was leased by the Bullock Corporation. The facilities were managed by American Retirement Homes. Integrated Living Communities purchased the four facilities and the related management contracts for $15,750,000.

         In February 1997, the Company acquired a leasehold interest in a facility in West Columbia, South Carolina consisting of 55 beds.

         In March 1997, the Company acquired a leasehold interest in a facility in Milledgeville, Georgia consisting of 48 beds and acquired a leasehold interest in a facility in St. Petersburg, Florida consisting of 55 beds.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          a.   Financial Statements of Businesses Acquired.

          1. The combined balance sheet of the "Bullock Facilities" as of December 31, 1996 and the related combined statements of operations and owners' deficit and cash flows for the year then ended.

          b.   Pro Forma Financial Information.

          1. The unaudited pro forma consolidated balance sheet of Integrated Living Communities, Inc. as of December 31, 1996, giving effect to the acquisition of the Bullock facilities. No adjustment was made for the acquisition of leasehold interests in the West Columbia, Milledgeville, and St. Petersberg facilities as such transactions had no effect on the balance sheet.
          2. The unaudited pro forma consolidated statement of operations of Integrated Living Communities, Inc. for the fiscal year ended December 31, 1996, giving effect to the acquisition of the Bullock facilities and leasehold interests in the West Columbia, Milledgeville, and St. Petersburg facilities as if such transactions were consummated on January 1, 1996.

          c.   Exhibits

          23   Consent of KPMG Peat Marwick LLP.

                             THE BULLOCK FACILITIES

                              Financial Statements

                                December 31, 1996

                   (With Independent Auditors' Report Thereon)

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Integrated Living Communities, Inc.:


We have audited the accompanying balance sheet of The Bullock Facilities, four facilities managed by American Retirement Homes, Inc. (see note 1), as of December 31, 1996 and the related statements of operations, owners' deficit and cash flows for the year then ended. These financial statements are the responsibility of The Bullock Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bullock Facilities as of December 31, 1996, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP

March 7, 1997

THE BULLOCK FACILITIES

Balance Sheet

December 31, 1996

================================================================================
ASSETS

Current assets:
     Cash and cash equivalents                                   $    782,868
     Accounts receivable                                               20,425
     Notes receivable                                                   4,500
     Other current assets                                              66,037
--------------------------------------------------------------------------------
Total current assets                                                  873,830

Property, plant and equipment, net (note 3)                         4,094,222
Assets limited as to use                                              331,414
Other assets                                                          355,363
--------------------------------------------------------------------------------
                                                                 $  5,654,829
================================================================================

LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses (note 4)              $    888,004
     Notes payable to affiliate (note 7)                              528,058
     Current portion of long-term debt (note 6)                        45,305
--------------------------------------------------------------------------------
Total current liabilities                                           1,461,367

Long-term debt:
     Mortgage payable, less current portion (note 6)                4,835,303
--------------------------------------------------------------------------------
Total liabilities                                                   6,296,670

Owners' deficit                                                      (641,841)
--------------------------------------------------------------------------------
                                                                 $  5,654,829
================================================================================

See accompanying notes to financial statements.

THE BULLOCK FACILITIES

Statement of Operations and Owners' Deficit

Year ended December 31, 1996

================================================================================
Revenues:
     Monthly service fees                                        $  4,010,973
     Other                                                             81,448
--------------------------------------------------------------------------------
Total revenues                                                      4,092,421
--------------------------------------------------------------------------------
Facility operating expenses:
     Community operations                                           2,390,119
     Management fee (note 7)                                          514,435
     Rent (note 5)                                                    262,356
     Depreciation and amortization                                    236,458
--------------------------------------------------------------------------------
Total expenses                                                      3,403,368
--------------------------------------------------------------------------------
Operating income                                                      689,053

Interest expense                                                      573,124
--------------------------------------------------------------------------------
Earnings before income taxes                                          115,929

Federal and state income taxes                                         27,082
--------------------------------------------------------------------------------
Net earnings                                                           88,847

Owners' deficit at December 31, 1995                                 (730,688)
--------------------------------------------------------------------------------
Owners' deficit at December 31, 1996                             $   (641,841)
================================================================================

See accompanying notes to financial statements.

THE BULLOCK FACILITIES

Statement of Cash Flows

December 31, 1996

================================================================================
Cash flows from operating activities:
     Net earnings                                                $     88,847
     Adjustments to reconcile net earnings to net cash provided by operating activities:
          Depreciation and amortization                               236,458
          Decrease in other assets                                        735
          Decrease in accounts receivable                              74,938
          Increase in accounts payable and accrued expenses            28,430
          Increase in deferred resident income                         56,070
--------------------------------------------------------------------------------
Net cash provided by operating activities                             485,478
--------------------------------------------------------------------------------
Cash flows from financing activities:
     Payments on mortgages payable                                    (50,997)
     Payments on notes payable                                        (14,847)
--------------------------------------------------------------------------------
Net cash used by financing activities                                 (65,844)
--------------------------------------------------------------------------------
Cash flows from investing activities:
     Purchases of property, plant and equipment                        (7,248)
     Increases in assets limited as to use                            (53,426)
     Increase in other assets                                            (746)
     Increases in notes receivable                                     (1,150)
--------------------------------------------------------------------------------
Net cash used in investing activities                                 (62,570)
--------------------------------------------------------------------------------
Increase in cash                                                      357,064

Cash, beginning of period                                             425,804
--------------------------------------------------------------------------------
Cash, end of period                                              $    782,868
================================================================================
Supplemental disclosure of cash flows information
 cash paid for:
     Interest                                                    $    573,905

See accompanying notes to financial statements

THE BULLOCK FACILITIES

Notes to Financial Statements

December 31, 1996

================================================================================
   (1)   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         The four assisted living facilities below are hereinafter referred to as "The Bullock Facilities" and are owned or leased as follows:


         Facility Name        Location            Owner/Lessee                            Owned or Leased
---------------------------------------------------------------------------------------------------------
         Churchland House     Portsmouth, VA      Retirement Home of Portsmouth           Owned
                                                  Limited Partnership (the Portsmouth LP)

         Ghent Arms           Norfolk, VA         Ghent Arms Limited Partnership          Owned

         Gloucester House     Gloucester, VA      Bullock Corporation                     Leased

         Kings' Grant House   Virginia Beach, VA  Retirement Home of Virginia             Owned
                                                  Beach Limited Partnership (the Virginia
                                                  Beach LP)


         Bullock Corporation is the general partner in each of the three limited partnerships listed above and is the lessee and operator of the Gloucester House facility. The combined financial statements represent the accounts of the limited partnerships identified above and the accounts of the Gloucester House facility, a division of Bullock Corporation. The facilities owned or leased by such entities are the subject of Asset Purchase Agreements dated as of January 24, 1997 under which Integrated Living Communities, Inc. (ILC) acquired the fee simple real estate and other business assets of The Bullock Facilities. Also, ILC acquired the management agreements related to such facilities pursuant to a Management Agreements Acquisition Agreement of the same date with American Retirement Homes, Inc. (ARH), the manager of the facilities and a member of the Bullock Corporation controlled corporate group. In this connection, ARH acquired the Gloucester House facility from Sherwood Manor Limited Partnership to enable the consummation of the sale of the facilities to ILC. The total purchase price was $15,750,000, including $3,570,000 related to the Gloucester House facility.

   (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The financial statements have been prepared on the accrual basis of accounting. Inter-facilities balances and transactions accounts have been eliminated in the preparation of these financial statements.

         REVENUE RECOGNITION

         Resident units are rented on a month to month basis and monthly service fees revenue is recognized in the months the units are occupied. Service fees paid by residents for assisted-living and other related services are recognized in the period such services are rendered as other revenue.


                                                                     (Continued)

THE BULLOCK FACILITIES

Notes to Financial Statements


================================================================================
   (2)   CONTINUED

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash, accounts receivable, other current assets, other assets, and accounts payable, and accrued expenses approximate fair value because of the short-term maturity of these instruments. The carrying amount of the mortgage payable approximates its fair value because the interest rate is adjusted quarterly based on market rates.

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

         PROPERTY AND EQUIPMENT

         Property  and  equipment  are  recorded  at  cost.   Depreciation   and
         amortization of property and equipment are computed using the straight-line method for buildings and vehicles and an accelerated method for equipment and furniture over the estimated useful lives of the assets as follows:

         Buildings and improvements                                   27.5 years
         Furniture and equipment                                       5-7 years
         Vehicles                                                        5 years

         INCOME TAXES

         The Limited Partnerships that own and operate three of the facilities are not considered taxable for Federal and state income tax purposes and, accordingly, the accompanying financial statements do not include a provision for income taxes for the operations of these facilities. Any taxable income or loss is the responsibility of the partners on their tax returns in accordance with their partnership interests. Gloucester House was operated by the Bullock Corporation, a taxable entity, during 1996. Federal and state income tax expense consists of the allocated tax expense of Bullock Corporation that relates to Gloucester House based on the effective tax rate of Bullock Corporation applied to the pre-tax income of Gloucester House.


                                                                     (Continued)

THE BULLOCK FACILITIES

Notes to Financial Statements



================================================================================
   (3)   PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following:

         Land and improvements                                   $    475,277
         Building and improvements                                  4,651,838
         Furniture, equipment and vehicles                            807,842
         -----------------------------------------------------------------------
                                                                    5,934,957

         Less accumulated depreciation                              1,840,735
         -----------------------------------------------------------------------
         Net property, plant and equipment                       $  4,094,222
         =======================================================================


   (4)   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses at December 31, 1996 are summarized as follows:

         Accounts payable - trade                                $    343,310
         Deferred resident income                                     416,120
         Accrued salaries and wages                                    60,442
         Income taxes payable to parent company                        27,082
         Other accrued expenses                                        41,050
         -----------------------------------------------------------------------
         Total                                                   $    888,004
         =======================================================================


   (5)   LEASES

         In April 1991, the Bullock Corporation entered into a lease with Sherwood Manor Limited Partnership to lease the Gloucester House facility from Sherwood Manor Limited Partnership for $230,845 per year with base rent increases for CPI for a term of ten years. In January 1997 the lease was terminated when Sherwood Manor Limited Partnership sold the facility to ARH. Rent expense in 1996 was $262,356.


                                                                     (Continued)

THE BULLOCK FACILITIES

Notes to Financial Statements



================================================================================



   (6)   LONG-TERM LIABILITIES

         Long-term liabilities consist of the following at December 31, 1996:

         10.7% mortgage note payable - Portsmouth facility       $  1,651,264
         9.25% mortgage note payable - Norfolk facility             1,387,940
         9.9%  mortgage note payable - Virginia Beach facility      1,841,404
         -----------------------------------------------------------------------
                                                                    4,880,608

         Less current portion                                          45,305
         -----------------------------------------------------------------------
                                                                 $  4,835,303
         =======================================================================

         Pursuant to a loan agreement with Continental Wingate  Associates,  the
         Retirement Home of Portsmouth Limited Partnership (Portsmouth LP) obtained a mortgage loan in 1989 for $1,694,300 to acquire the site and construct the Churchland House facility. The loan bears interest at a fixed rate of 10.7%. Furthermore, the Portsmouth LP entered into an agreement with the Federal Department of Housing and Urban Development
         (HUD) whereby the loan on this facility is guaranteed by HUD. Under the agreement with HUD, the Portsmouth LP signed an operating agreement that requires certain performance on the part of the Portsmouth LP including the establishment of a replacement reserve to pay for capital improvements to the property. As of December 31, 1996, the balance of the replacement reserve for Churchland House was approximately $173,000.

         Pursuant to a loan agreement with Huntoon Paige Mortgage Company, the Retirement Home of Virginia Beach Limited Partnership (Virginia Beach
         LP)obtained a loan in 1990 for $1,950,700 to acquire the site and construct the Kings Grant facility. The loan bears interest at a fixed rate of 9.9%. Furthermore, the Virginia Beach LP entered into an agreement with the Federal Department of Housing and Urban Development
         (HUD) whereby the loan on this facility is guaranteed by HUD. Under the agreement with HUD, the Virginia Beach LP signed an operating agreement that requires certain performance on the part of the Virginia Beach LP including the establishment of a replacement reserve to pay for capital improvements to the property. As of December 31, 1996, the balance of the replacement reserve for Kings Grant was approximately $157,000.

                                                                      (Coninued)

THE BULLOCK FACILITIES

Notes to Financial Statements



================================================================================



   (6)   CONTINUED

         Pursuant to a loan agreement with Crestar Bank, the Ghent Arms Limited Partnership obtained a mortgage loan in 1994 for $1,450,000 to refinance the Ghent Arms facility. The loan bears interest at a fixed rate of 9.25%.

         Payments for interest were $573,905 in 1996. The aforementioned mortgage notes payable were paid off in full in January 1997 at the time of the sale of the facilities to ILC.


   (7)   OTHER RELATED PARTY TRANSACTIONS

         Corporate general and administrative expenses represent management fees for certain services, including management, financial, accounting, human resources, information systems services provided to the Facilities pursuant to management agreements between ARH and the respective owner or operator of the facility.

         The Bullock Corporation has provided loans to the Virginia Beach LP for working capital purposes. These loans bear interest at rates ranging from 5% to 8.5% and are due on demand. The unpaid balance of these loans at December 31, 1996 was $312,144. The Bullock Corporation has also made a loan to the Portsmouth L.P. for working capital purposes. The loan bears interest at 9.25%. The unpaid balance at December 31, 1996 was $8,829.

         The Virginia Beach LP also had a loan payable to related party, Kings Grant LLC. The outstanding balance on the note as of December 31, 1996 was $207,085. The note bears interest at a rate of 16.8% and is due on February 1, 2014.


================================================================================

                         PRO FORMA FINANCIAL INFORMATION

         The accompanying Unaudited pro forma consolidated financial statements have been prepared based on (i) the audited consolidated financial statements of the Company for the year ended December 31, 1996, (ii) the audited combined financial statements of the Bullock facilities for the year ended December 31, 1996, (iii) the unaudited financial statements of the West Columbia facility for the year ended December 31, 1996, (iv) the unaudited financial statements of the Milledgeville facility for the year ended December 31, 1996, and (v) the unaudited financial statements of the St. Petersburg facility for the year ended December 31, 1996.

         The pro forma consolidated balance sheet as of December 31, 1996 was prepared as if the acquisition of the Bullock facilities has occurred on December 31, 1996. No adjustment was made for the acquisition of leasehold interests in the West Columbia, Milledgeville, or St. Petersburg facilities as such transactions were accounted for as operating leases and had no effect on the balance sheet. The pro forma consolidated statements of operations for the year ended December 31, 1996 were prepared as if the acquisition of the Bullock facilities, West Columbia facility, Milledgeville facility, and St. Petersburg facility were consummated on January 1, 1996.

         The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma combined financial information set forth below is not necessarily indicative of the Company's combined financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of the results of operations that may be obtained in the Company's future. The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and related notes thereto included elsewhere or incorporated by reference in this Report.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1996
                    (In Thousands, except shares and per share amounts)


                                                     ILC            Bullock Facilities
                                                     ---            ------------------
                                                                                               Pro forma
                                                    Actual        Actual      Adjustments     consolidated
                                                    ------        ------      -----------     ------------
Cash and cash equivalents                        $      4,475    $    783    $   (538)  (A)    $  4,720
Accounts receivable, net                                  719          20         (20)  (A)         719
Prepaid expenses and other current assets                 273          71         (71)  (A)         273
                                                 ------------    --------    --------          --------
Total current assets                                    5,467         874        (629)             5,712

Property, plant, and equipment, net                    68,561       4,094      12,021   (B)      84,676
Other assets                                            1,547         687        (687)  (A)       1,547
                                                 ------------    --------    --------          --------
                                                 $     75,575    $  5,655    $ 10,705          $ 91,935


Accounts payable                                 $      1,722    $    343    $     17   (D)    $  2,082
Accrued expenses                                        2,177         546        (296)  (D)       2,427
Refundable security deposits                            1,194           -           -             1,194
Current portion of loan payable to affiliate            1,723         573        (573)  (A)       1,723
                                                 ------------    --------    --------          --------
Total current liabilities                               6,816       1,462        (852)            7,426

Long Term Debt                                          1,579       4,835      10,915   (C)      17,329
Refundable deposits                                     5,080                       -             5,080
Unearned entrance fees                                  4,134           -           -             4,134
                                                 ------------    --------    --------          --------
Total liabilities                                      17,609       6,297      10,063            33,969

Common stock, $0.01 par value.  Authorized
100,000,000 shares; issued and                             67                                        67
outstanding 6,697,900 shares
Additional paid in capital                             60,559                                    60,559
Accumulated deficit                                    (2,660)       (642)        642   (A)      (2,660)
                                                 ------------    --------    --------          --------
Total stockholders' equity                             57,966        (642)        642            57,966
                                                 ------------    --------    --------          --------
                                                 $     75,575    $  5,655    $ 10,705          $ 91,935
                                                 ============    ========    ========          ========

                       INTEGRATED LIVING COMMUNITIES, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                    (In Thousands, except per share amounts)

                                             ILC                BULLOCK                 WEST COLUMBIA             MILLEDGEVILLE

                                            ACTUAL         ACTUAL        ADJ         ACTUAL         ADJ         ACTUAL         ADJ
Revenues:
 Monthly service and entrance fees       $   23,047    $   4,011                 $     903                  $     665
 Management services and other                1,181         81
                                         ------------  -----------  -----------   ----------   ----------    ----------  ----------

 Total revenues                              24,228        4,092            -          903            -           665         -
                                         ------------  -----------  -----------   ----------   ----------    ----------  ----------

 Expenses:

 Community operations                        15,526        2,390                       611                        411
 Corporate administrative and general         3,884          514         (514)(E)
 Rent                                         2,615          262         (262)(F)                   257 (I)       128       101 (I)
 Depreciation and amortization                1,220          236          167 (G)       52          (52)(J)         3        (3)(J)
                                        ------------    -----------  -----------   ----------   ----------    ----------  ----------

 Total expenses                              23,245        3,402         (609)         663          205           542        98
                                        ------------    -----------  -----------   ----------   ----------    ----------  ----------

 Operating income                               983          690          609          240         (205)          123       (98)
                                        ------------    -----------  -----------   ----------   ----------    ----------  ----------

 Interest income                                 92
 Interest expense                              (349)        (573)        (766)(H)     (100)         100 (K)
                                        ------------    -----------  -----------   ----------   ----------    ----------  ----------

 Earnings before income taxes                   726          117         (157)         140         (105)          123       (98)
                                        ------------    ===========  ===========   ==========   ==========    ==========  ==========

 Federal and state income taxes                 279
                                        ------------

 Net earnings                          $        447
                                       =============

 Net earnings per common share         $       0.10
                                       ==============

 Weighted average shares outstanding          4,541
                                       ==============

                                           ST. PETERSBURG         PRO FORMA

                                        ACTUAL           ADJ     CONSOLIDATED
Revenues:


 Monthly service and entrance fees     $   551                   $     29,177
 Management services and other                                          1,262
                                       -----------  -----------  -------------

 Total revenues                            551            -            30,439
                                       -----------  -----------  -------------

 Expenses:

 Community operations                      412                         19,350
 Corporate administrative and general                                   3,884
 Rent                                       87           69(I)          3,257
 Depreciation and amortization                                          1,623
                                       -----------  -----------  -------------

 Total expenses                            499           69            28,114
                                       -----------  -----------  -------------

 Operating income                           52          (69)            2,325
                                       -----------  -----------  -------------

 Interest income                                                           92
 Interest expense                                                      (1,688)
                                       -----------  -----------  -------------

 Earnings before income taxes               52          (69)              729
                                       ===========  ===========  -------------

 Federal and state income taxes                                           281(L)
                                                                 -------------

 Net earnings                                                    $        448
                                                                 =============

 Net earnings per common share                                   $       0.10
                                                                 =============

 Weighted average shares outstanding                                    4,541
                                                                 =============

NOTES TO PRO FORMA UNAUDITED STATEMENTS


A To remove the assets not acquired and liabilities not assumed in the Bullock transaction

B        Represents the step up in basis in the real estate acquired as follows:

         Purchase price       $15,750,000
         Seller liability         250,000
         Closing Costs            115,000
                              -----------
         Total                 16,115,000
                              ===========
C Represents financing of the purchase of $15,750, less prior owner financing paid at closing.

D        Represents the following:

         Liabilities incurred at closing                    250        115
         Liabilities not assumed                           (233)      (411)
                                                          -------    -------
                                                             17       (296)
                                                          =======    =======

E        To eliminate intercompany management fee recorded by prior owner

F        To eliminate rent on building purchased by the Company

G To record depreciation on the new basis of the assets acquired as follows:

         Land                   2,417,250
         Building              12,892,000    40 year life       322,300
         Equipment                805,750    10 year life        80,575
                            ------------                       --------
         Total                 16,115,000                       402,875
                               ==========                       =======

H To record interest expense on the note used to finance the Bullock acquisition:

         Note balance               $15,750,000
         Interest rate                      8.5%
                                    -----------
         Pro forma interest expense   1,338,751
                                    ===========
I        To adjust rent to terms of the new lease.

J        To eliminate depreciation on assets not assumed

K        To eliminate interest expense on debt not assumed

L To adjust the provision for income taxes to the effective tax rate of the Company

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    April 14, 1997

                            INTEGRATED LIVING COMMUNITIES, INC.

                            By:  \s\ John B. Poole
                                 ----------------------
                                 John B. Poole

                                 Senior Vice President - Chief Financial Officer